                                                                     Exhibit 1.1


                           33,050,000 PREFERRED SHARES

                       GOL LINHAS AEREAS INTELIGENTES S.A.

                    NON-VOTING PREFERRED SHARES, NO PAR VALUE
                   (IN THE FORM OF AMERICAN DEPOSITARY SHARES)




                             UNDERWRITING AGREEMENT

June 23, 2004

                                                                  June 23, 2004




Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, New York 10036

Dear Sirs and Mesdames:

      Gol Linhas Aereas Inteligentes S.A., a Brazilian corporation (sociedade anonima) (the "COMPANY"), proposes to issue and sell to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS"), BSSF Air Holdings LLC ("BSSF") and Comporte Participacoes S.A. ("COMPORTE" and, together with BSSF, the "SELLING SHAREHOLDERS") severally propose to sell to the several International Underwriters, an aggregate of 33,050,000 non-voting preferred shares (acoes preferenciais) of the Company, all of which shall be deposited pursuant to the Deposit Agreement, as defined below, and delivered in the form of American Depositary Shares as hereinafter provided (the "FIRM ADSS"). [-] Firm ADSs are to be issued and sold by the Company and [-] Firm ADSs are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto. Morgan Stanley & Co. Incorporated shall act as representative (the "REPRESENTATIVE") of the several International Underwriters.


      The Company and Comporte severally also propose to issue and sell to the several International Underwriters not more than an additional 4,957,500 non-voting preferred shares of the Company, all of which shall be deposited pursuant to the Deposit Agreement and delivered in the form of American Depositary Shares (the "ADDITIONAL ADSS"), if and to the extent that you, as Representative, shall have determined to exercise, on behalf of the International Underwriters, the right to purchase such Additional ADSs granted to the International Underwriters in Section 3 hereof. The non-voting preferred shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "PREFERRED SHARES." The Company and the Selling Shareholders are hereinafter collectively referred to as the "SELLERS."



      The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the "ADSS" and the ADSs, together with the Preferred Shares represented by such ADSs, shall be hereinafter referred to as the "SECURITIES." Each ADS will represent two Preferred Shares. The ADSs purchased by the International Underwriters will be evidenced by American Depositary Receipts ("ADRS") to be issued pursuant to a Deposit Agreement (the "DEPOSIT AGREEMENT"), to be dated as of the Closing Date (as defined below), to be entered into among the Company, The Bank of New York, as depositary (the "DEPOSITARY"), and all holders and beneficial owners from time to time of the ADRs.


      The Company has filed with the U. S. Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall also be deemed to include such Rule 462 Registration Statement.

      In addition to the Securities subject to this Agreement, [-] Preferred Shares (the "BRAZILIAN SHARES") will be sold to the underwriters set forth in the Schedule (the "BRAZILIAN UNDERWRITERS") to the underwriting agreement, dated as of the date hereof, among the Company, Gol Transportes Aereos S.A. ("GOL"), Companhia Brasileira de Liquidacao e Custodia, the Selling Shareholders and the Brazilian Underwriters in connection with the offering and sale of the Brazilian Shares in Brazil (the "BRAZILIAN UNDERWRITING Agreement"). The ADSs will be sold pursuant to the Prospectus, and the Brazilian Shares will be sold pursuant to a registration statement, including a prospectus (the "BRAZILIAN PROSPECTUS"), filed with and approved by the Brazilian Securities Commission (Comissao de Valores Mobiliarios) (the "CVM"), with respect to the offer and sale of the Brazilian Shares (the "BRAZILIAN REGISTRATION STATEMENT").

      The International Underwriters have agreed to reserve a portion of the Securities to be purchased by them under this Agreement for sale to the Company's directors, officers, employees, business associates and related persons (collectively, "PARTICIPANTS"), as set forth in the Prospectus under the heading "Underwriters" (the "DIRECTED SHARE PROGRAM"). The Securities to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "DIRECTED SHARES." Any Securities not confirmed for purchase in the Directed Share Program by the end of the business day on which this Agreement is executed will be offered to the public by the International Underwriters. The International Underwriters and the Brazilian Underwriters simultaneously are entering into an agreement between their respective syndicates (the "INTERSYNDICATE AGREEMENT"), which provides for, among other things, the transfer of Securities between the two syndicates.

      1. Representations and Warranties of the Company and Gol. Each of the Company and Gol represents and warrants to and agrees with each of the International Underwriters that:

            (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best of each of the Company's and Gol's knowledge, threatened by the Commission.

            (b) A registration statement on Form F-6 (File No. 333-116181) in respect of the ADSs has been filed with the Commission; such registration statement, in the form heretofore delivered to the Representative and, excluding exhibits, to the Representative for each of the other International Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the

      Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the best of each of the Company's and Gol's knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, taken together, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter called the "ADS REGISTRATION STATEMENT").

            (c) (i) The Registration Statement and the ADS Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the Prospectus and the ADS Registration Statement comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Prospectus or the ADS Registration Statement based upon information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use therein.

            (d) The Brazilian Registration Statement, which has been filed by the Company with the CVM with respect to the concurrent Brazilian offering pursuant to Instrucao CVM No. 400 of 29/12/2003 ("BRAZILIAN SECURITIES LAW"), as well as the Brazilian Prospectus, has been prepared in accordance with the Brazilian Securities Law and the regulations and rules promulgated thereunder, and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of Brazil, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company.

            (f) Gol has been duly incorporated, is validly existing as a corporation in good standing under the laws of Brazil, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Gol; and all of the issued shares of capital stock of Gol have been duly authorized and are validly issued, fully paid and non-assessable, and (other than shares held by directors of Gol, as described in the Prospectus) are owned directly the Company, free and clear of any security interests, claims, liens, equities or other encumbrances.

            (g) This Agreement has been duly authorized, executed and delivered by each of the Company and Gol.

            (h) The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock".

            (i) The Company has no direct or indirect subsidiaries other than Gol and Gol Finance LLP.

            (j) The non-voting preferred shares of the Company outstanding prior to the issuance of the Securities to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

            (k) The Securities to be sold by the Company (i) have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable,
      (ii) the issuance and sale thereof will not be subject to any preemptive or similar rights that have not been effectively waived nor give rise to any registration rights relating to the Preferred Shares or any other securities of the Company or Gol (other than as described in the Prospectus), and (iii) are free and clear of any security interests, claims, liens, equities or other encumbrances.

            (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Brazilian Underwriting Agreement and the Deposit Agreement will not contravene any provision of applicable law or the by-laws (estatuto social) of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Brazilian Underwriting Agreement and the Deposit Agreement, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Securities, (ii) such as may be required from the Brazilian Central Bank (Banco Central do Brasil) (the "CENTRAL BANK") and the CVM relating to the Deposit Agreement under Annex V to Resolution No. 1,289 of March 20, 1987, as amended, ("ANNEX V") of the Conselho

      Monetario Nacional (the "CMN"), (iii) from the CVM relating to the registration of the Company as a publicly-held company, the offering of the Brazilian Shares in Brazil (the "BRAZILIAN OFFERING") and the offering of the Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement, (iv) from the Central Bank relating to the payment of the fees, commissions and expenses contemplated by this Agreement and the Deposit Agreement and (v) such as may be required by the Brazilian Aviation Department (Departamento de Aviacao Civil) (the "DAC"), all of which have been obtained or will be duly obtained (except for those described in clause (i) and in clause (iv), specifically with respect to any payment outside of Brazil pursuant to Section 9 hereof) prior to the Closing Date (as defined below).



            (m) The execution and delivery by Gol of, and the performance by Gol of its obligations under, this Agreement and the Brazilian Underwriting Agreement will not contravene any provision of applicable law or the by-laws (estatuto social) of Gol or any agreement or other instrument binding upon Gol that is material to Gol, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Gol, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Gol of its obligations under this Agreement and the Brazilian Underwriting Agreement, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Securities,
      (ii) such as may be required from the Central Bank and the CVM relating to the Deposit Agreement under Annex V of the CMN, (iii) from the CVM relating to the registration of the Company as a publicly-held company, the Brazilian Offering and the offering of the Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement, (iv) from the Central Bank relating to the payment of the fees, commissions and expenses contemplated by this Agreement and the Deposit Agreement and (v) such as may be required by the DAC, all of which have been obtained or will be duly obtained (except for those described in clause (i) and in clause (iv), specifically with respect to any payment outside of Brazil pursuant to Section 9 hereof) prior to the Closing Date (as defined below).


            (n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of either the Company or Gol from that set forth in the Prospectus.

            (o) There are no legal, arbitration, or governmental proceedings pending or, to the best of each of the Company's and Gol's knowledge, threatened to which either of the Company or Gol is a party or to which any of the properties of either the Company or Gol is subject that are required to be described in the Registration Statement or the Prospectus and are not so described nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (p) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (q) Neither the Company nor Gol is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus neither will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended or a "passive foreign investment company" or a "controlled foreign corporation" as such terms are defined in the United States Internal Revenue Code.

            (r) Each of the Company and Gol (i) is in compliance with all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on either the Company or Gol.

            (s) There are no costs or known liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a material adverse effect on either the Company or Gol.

            (t) There are no contracts, agreements or understandings between either the Company or Gol and any person granting such person the right to require either the Company or Gol to file a registration statement under the Securities Act with respect to any securities of either the Company or Gol or to require the Company to include such securities within the Securities registered pursuant to the Registration Statement, except as contemplated in (i) the shareholders' agreement by and among Aeropar Participacoes S.A. ("AEROPAR"), Comporte Participacoes S.A., BSSF, BSSF Air Holdings Ltd., Constantino de Oliveira, Constantino de Oliveira Jr., Henrique Constantino, Joaquim Constantino Neto, Ricardo Constantino and the Company, dated as of March 29, 2004 (the "SHAREHOLDERS' AGREEMENT"), which rights have been effectively waived, (ii) the

      Subscription and Option Agreement dated January 20, 2003, by and among Aurea Administracao e Participacoes S.A., BSSF Air Holdings Ltd., BSSF II Holdings Ltda. and Gol (the "SUBSCRIPTION AND OPTION AGREEMENT") and (iii) the addendum to the Subscription and Option Agreement.

            (u) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor Gol has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case, not in the ordinary course of business or as described in the Prospectus;
      (ii) neither the Company nor Gol has purchased any of its outstanding capital stock, nor, except as disclosed in the Prospectus, declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of either the Company or Gol, or any change in the terms of any aircraft leases, except in each case as described in the Prospectus; and (iv) there has been no prohibition or suspension of the operation of either the Company's or Gol's aircraft, including, but not limited to, as a result of action taken by the DAC or other applicable regulatory agencies or bodies.

            (v) Each of the Company and Gol has good and marketable title to all real property and good and marketable title to all personal property owned by it that is material to the business of the Company or Gol, as the case may be, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or Gol, as the case may be; and any real property, buildings, aircraft, aircraft engines and other material personal property held under lease by either the Company or Gol are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or Gol, as the case may be, in each case except as described in the Prospectus.

            (w) Each of the Company and Gol owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by it in connection with the business now operated by it, and neither the Company nor Gol has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse affect on either the Company or Gol, except as described in "Business -- Legal Matters and Administrative Proceedings -- Trademark" in the Prospectus.

            (x) To the best of each of the Company's and Gol's knowledge, (i) no material labor dispute with the employees of either the Company or Gol exists or is imminent; (ii) other than as described in the Prospectus, no union organizing activities are currently taking place concerning the employees of either the Company or Gol; (iii) there has been no violation of any law or regulation relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws concerning the employees of either the Company or Gol; and (iv) there is no existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a material adverse effect on either the Company or Gol.

            (y) Each of the Company and Gol and its owned and leased properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; neither the Company nor Gol has been refused any insurance coverage sought or applied for; and neither the Company nor Gol has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on either the Company or Gol, except as described in the Prospectus.

            (z) Each of the Company and Gol possesses all certificates, authorizations, approvals, licenses, concessions and permits issued by the appropriate regulatory authorities necessary to conduct its business (the "GOVERNMENT APPROVALS"), and neither the Company nor Gol has received any notice of proceedings relating to the revocation or modification of any Government Approvals that, if the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, have a material adverse effect on either the Company or Gol, except as described in the Prospectus.

            (aa) Each of the Company and Gol maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States ("U.S. GAAP") and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (bb) The Securities are not subject to any restrictions on transfer pursuant to the Company's or Gol's by-laws, Brazilian law or any agreement or other instrument to which the Company or Gol is a party that have not been effectively waived.

            (cc) The Deposit Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company, and, assuming the Depositary has satisfied those legal requirements that are applicable to it to the extent necessary to make the Deposit Agreement enforceable against it, will constitute a valid, binding and enforceable agreement of the Company, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles, and, assuming the accuracy and compliance with the representations, warranties and covenants made by the Selling Shareholders herein, upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Preferred Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof contained in the Prospectus.

            (dd) There are no contracts, agreements or understandings between either the Company or Gol and any person that would give rise to a valid claim against either the Company or Gol or any International Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

            (ee) Except as disclosed in the Prospectus, under current, and to the best of each of the Company's and Gol's knowledge, pending or proposed, laws and regulations of Brazil and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities, including those in the form of ADSs, may be paid by the Company to the holder thereof in reais, so long as the ADR program remains registered with the Central Bank and the CVM pursuant to Annex V of the CMN, which may be converted into foreign currency and freely transferred out of Brazil and all such payments made to holders thereof who are non-residents of Brazil will not be subject to income, withholding or other taxes under laws and regulations of Brazil or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Brazil or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Brazil or any political subdivision or taxing authority thereof or therein.

            (ff) In connection with the transactions contemplated by this Agreement, neither the Company nor Gol has taken, nor will it take, any action for the purpose of stabilizing or manipulating the price of the Securities.

            (gg) The Company has consented to the deposit of the Preferred Shares by the Selling Shareholders with the Depositary and the issuance by the Depositary of the ADRs evidencing the ADSs to be delivered by the Selling

      Shareholders, acting through the Company as provided hereunder, to the International Underwriters on the Closing Date.

            (hh) The Company's and Gol's auditor and the Audit Committees of their Boards of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's or Gol's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's or Gol's internal controls; any material weaknesses in internal controls have been identified for the Company's and Gol's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

            (ii) The Company is a "foreign private issuer," as defined in Rule 3b-4 under the Exchange Act.

            (jj) Each of the Company and Gol has the power to submit, and pursuant to Section 15 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any New York State or United States Federal court sitting in The City of New York, and has the power to designate, appoint and empower, and pursuant to Section 15 of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any New York State or United States Federal court sitting in The City of New York.

            (kk) The Company has applied to list the Preferred Shares on the Sao Paulo Stock Exchange (the "BOVESPA") and the ADSs on the New York Stock Exchange (the "NYSE").

            (ll) The audited consolidated financial statements as of December 31, 2003 and the unaudited consolidated financial statements as of March 31, 2004, included in the Prospectus, together with the related notes and schedules, present fairly the financial position of each of the Company and its subsidiaries as at the dates indicated and the results of operations and statement of changes in financial position of each of the Company and its subsidiaries for the periods specified; such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis during the periods involved; the other financial and statistical data set forth in the Prospectus are accurately presented and prepared, where applicable, on a basis consistent with the financial statements and books and records of each of the Company and its subsidiaries; and neither the Company nor its subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Prospectus.

            (mm) Neither the Company nor Gol has sustained, since the date of the last audited financial statements, any loss or interference with its business from fire, explosion, flood or other calamity, regardless of whether covered by insurance.

            (nn) Any statistical and market-related data included in the Prospectus are based on or derived from sources that each of the Company and Gol believes to be reasonably reliable and accurate, and the Company or Gol has obtained the written consent to the use of such data from such sources to the extent required.

            (oo) All tax returns required to be filed by each of the Company and Gol have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from either the Company or Gol have been paid, other than those being contested in good faith and for which adequate reserves have been provided, except as otherwise described in the Prospectus.

            (pp) There is no tax, duty, levy, impost, deduction, charge or withholding imposed by Brazil or any political subdivision thereof or taxing authority therein either (i) on or by virtue of the Company's execution, delivery, performance or enforcement of this Agreement or the Deposit Agreement or of any other document to be furnished hereunder or thereunder, or (ii) on any payment to be made pursuant to this Agreement and the Deposit Agreement, except withholding tax at the rate of 15% on fees, commissions and expenses payable to the International Underwriters and Contribution of Intervention in the Economic Order (Contribuicao de Intervenicao no Dominio Economico) ("CIDE"), which may be payable at a rate of 10% by the Brazilian payor on payments made in connection with the provision of certain technical services, potentially including the fees, commissions and expenses payable to the International Underwriters.

            (qq) There is no tax, duty, levy, impost, deduction, charge or withholding imposed by Brazil or any political subdivision thereof or taxing authority therein either (i) on or by virtue of Gol's execution, delivery, performance or enforcement of this Agreement or of any other document to be furnished hereunder or thereunder, or (ii) on any payment to be made pursuant to this Agreement, except withholding tax at the rate of 15% on fees, commissions and expenses payable to the International Underwriters and CIDE, which may be payable at a rate of 10% by the Brazilian payor on payments made in connection with the provision of certain technical services, potentially including the fees, commissions and expenses payable to the International Underwriters.

            (rr) Neither the Company nor Gol has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus, except where such termination or non-renewal would not have a material adverse effect on either the Company or Gol or either of their businesses, and no such termination or non-renewal has been threatened by either the Company or Gol, or, to the best of each of the Company's and Gol's knowledge, any other party to any such contract or agreement.

            (ss) This Agreement and the Deposit Agreement are in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Company and Gol (solely with respect to this Agreement), and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement or the Deposit Agreement in Brazil that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in Brazil or that any tax or fee be paid in Brazil on or in respect of this Agreement or the Deposit Agreement or any other document, other than court costs, including (without limitation) filing fees and deposits to secure judgments, except that (i) the signatures of the parties thereto signing outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by the relevant Brazilian Consulate, (ii) this Agreement and the Deposit Agreement shall have been translated into Portuguese by a sworn translator, and (iii) this Agreement and the Deposit Agreement shall have been registered with the appropriate Registry of Titles and Deeds (Cartorio de Titulos e Documentos) in Brazil, together with their sworn translations.

            (tt) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

            (uu) Neither the Company nor Gol has offered, or caused Morgan Stanley or its affiliates to offer, Securities to any person pursuant to the Directed Share Program with the intent to influence unlawfully (i) a customer or supplier of the Company or Gol to alter the customer's or supplier's level or type of business with the Company or Gol, or (ii) a trade journalist or publication to write or publish favorable information about either the Company or Gol or its products and services.

      2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to and agrees with each of the International Underwriters that:

            (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

            (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Brazilian Underwriting Agreement do not and will not contravene any provision of applicable law, or the organizational documents of such Selling

      Shareholder (if such Selling Shareholder is a legal entity), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Securities, (ii) such as may be required from the Central Bank and the CVM relating to the Deposit Agreement under Annex V of the CMN,
      (iii) from the CVM relating to the registration of the Company as a publicly-held company, the Brazilian Offering and the offering of the Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement, (iv) from the Central Bank relating to the payment of the fees, commissions and expenses contemplated by this Agreement and the Deposit Agreement and (v) such as may be required by the DAC, all of which have been obtained or will be duly obtained (except for those described in clause (i) and in clause (iv), specifically with respect to any payment outside of Brazil pursuant to Section 9 hereof)) prior to the Closing Date.

            (c) Such Selling Shareholder owns, and on the Closing Date will own, the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and has, and on the Closing Date will have, the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.

            (d) Upon payment for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of the Preferred Shares in the form of ADSs, as directed by the International Underwriters, to Cede & Co. ("CEDE") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such ADSs in the name of Cede or such other nominee and the crediting of such ADSs on the books of DTC to securities accounts of the International Underwriters (assuming that neither DTC nor any such International Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")) to such ADSs), (A) DTC shall be a "protected purchaser" of such ADSs within the meaning of Section 8-303 of the UCC,
      (B) under Section 8-501 of the UCC, the International Underwriters will acquire a valid security entitlement in respect of such ADSs and (C) no action based on any "adverse claim," within the meaning of Section 8-102 of the UCC, to such ADSs may be asserted against the International Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Depositary's ADS share registry in accordance with the Deposit Agreement and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several International Underwriters on the records of DTC will have been made pursuant to the UCC.

            (e) Upon payment for the Securities to be sold to the International Underwriters by such Selling Shareholders pursuant to this Agreement, all right, title and interest in the Securities will be transferred to the International Underwriters free and clear of all security interests, claims, liens, equities or other encumbrances.

            (f) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 of this Agreement are not true and correct, is familiar with the Registration Statement and Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Prospectus that has had, or may have, a material adverse effect on the Company. Such Selling Shareholder is not prompted by any information concerning the Company that is not set forth in the Prospectus to sell its Securities pursuant to this Agreement.

            (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 2 (h) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

            (h) In connection with the transactions contemplated by this Agreement, such Selling Shareholder has not taken and will not take any action for the purpose of stabilizing or manipulating the price of the Securities.

            (i) Such Selling Shareholder has deposited, or will deposit prior to the Closing Date, Preferred Shares with the Depositary against the issuance of the ADRs evidencing the ADSs to be sold by it, acting through the Company as provided hereunder, to the International Underwriters and has instructed or will instruct the Depositary to deliver such ADSs to the International Underwriters at the Closing Date.

            (j) No persons are entitled to preemptive or other rights to acquire the Securities from such Selling Shareholder, and the Preferred Shares may be deposited, without any restrictions on transfer, with the Depositary against the issuance of ADRs evidencing ADSs as contemplated in the Deposit Agreement.

            (k) This Agreement and the Deposit Agreement are in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against such Selling Shareholder, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement and the Deposit Agreement in Brazil that this Agreement and the Deposit Agreement be filed or recorded with any court or other authority in Brazil or that any tax or fee be paid in Brazil on or in respect of this Agreement or the Deposit Agreement or any other document, other than court costs, including (without limitation) filing fees, except that, to the extent applicable (i) the signatures of the parties thereto shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by a Brazilian Consulate, (ii) this Agreement and the Deposit Agreement shall have been translated into Portuguese by a sworn translator, and (iii) this Agreement and the Deposit Agreement shall have been registered with the appropriate Registry of Titles and Deeds in Brazil, together with their sworn translations.

            (l) Such Selling Shareholder has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any New York State or United States Federal court sitting in The City of New York, and has the power to designate, appoint and empower, and pursuant to Section 15 of this Agreement, has legally, validly and effectively designated, appointed and empowered, an agent for service of process in any suit or proceeding based on or arising under this Agreement in any New York State or United States Federal court sitting in The City of New York.

      3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several International Underwriters, and each International Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[-] a Preferred Share ($[-] an ADS) (the "PURCHASE PRICE") the number of Firm ADSs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm ADSs to be sold by such Seller as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such International Underwriter bears to the total number of Firm ADSs.

      On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and Comporte agree to sell to the International Underwriters the Additional ADSs, and the International Underwriters shall have the right to purchase, severally and not jointly, up to 2,478,750 Additional ADSs, at the Purchase Price. You may exercise this right on behalf of the International Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional ADSs to be purchased by the International Underwriters and the date on which such Additional ADSs are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm ADSs nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. On each day, if any, that Additional ADSs are to be purchased (an "OPTION CLOSING DATE"), each International Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional ADSs to be purchased on such Option Closing Date as the number of Firm ADSs set forth in Schedule II hereto opposite the name of such International Underwriter bears to the total number of Firm Securities.

      Each of the Company, its directors and executive officers (other than those directors and executive officers who are also shareholders of Aeropar and Comporte) and BSSF hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the International Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities or any securities convertible into or exercisable or exchangeable for Securities; (ii) file any registration statement with the Commission relating to the offering of any Securities or any securities convertible into or exercisable or exchangeable for Securities; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise. Furthermore, BSSF hereby confirms that it has agreed with the Company that, subject to certain exceptions, it will not transfer any ADSs or Preferred Shares or issue any options or warrants to purchase ADSs or Preferred Shares or securities convertible into, or exchangeable for, or represent rights to receive, ADSs or Preferred Shares after the expiration of the 180-day period described in the preceding sentence unless such issuance or transfer is pursuant to an organized sales process.

      Each of Comporte and Aeropar (including their respective shareholders) hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the International Underwriters, it will not, during the period ending 365 days after the date of the Prospectus (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities or any securities convertible into or exercisable or exchangeable for Securities; (ii) file any registration statement with the Commission relating to the offering of any Securities or any securities convertible into or exercisable or exchangeable for Securities; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (i), (ii) or
(iii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise; provided, however, that, solely with respect to Aeropar, the restrictions provided in this paragraph shall not apply to the lending of Securities by

Aeropar to the BOVESPA, which Securities will be subsequently deposited with a broker, for the purpose of permitting one-day trading in the Brazilian stock market.

      Notwithstanding the foregoing, if (i) during the last 17 days of the 180-day or 365-day restricted period, as the case may be, the Company issues an earnings release relating to the Company; or (ii) prior to the expiration of the 180-day or 365-day restricted period, as the case may be, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day or 365-day period, as the case may be, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release.

      Solely with respect to the Selling Shareholders, the restrictions provided in the third paragraph of this Section 3 shall not apply to (A) offers, sales, assignments or transfers of Securities made to corporations, partnerships, limited liability companies or other entities to the extent such entities are wholly-owned by such Seller, so long as each transferee agrees in writing to be bound by the restrictions set forth herein, (B) the pledge of Securities to third parties in connection with financing arrangements, so long as any such third party agrees in writing to be bound by the restrictions set forth herein; and (C) the distribution of Securities by such Seller to its owners of record as of the date hereof, so long as each transferee agrees in writing to be bound by the restrictions set forth herein.

      The restrictions contained in the third paragraph of this Section 3 shall not apply to (A) the Securities to be sold hereunder or under the Brazilian Registration Statement, (B) the issuance by the Company of ADSs or Preferred Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the International Underwriters have been advised in writing, (C) transactions by any person or entity other than the Company relating to ADSs or Preferred Shares or other securities acquired in open market transactions after the completion of the offering of the Securities,
(D) the issuance by the Company of options to acquire securities of the Company as described in the Prospectus under "Management and Corporate Governance -- Executive Stock Options" and "Management and Corporate Governance -- Stock Option Plan" or (E) the exchange of the Preferred Shares for ADRs, so long as the holder thereof remains the owner of such ADSs and the ADRs evidenced thereby. In addition, each Selling Shareholder agrees that, without the prior written consent of Morgan Stanley on behalf of the International Underwriters, it will not, during the period ending 180 days or 365 days after the date of the Prospectus, as the case may be, make any demand for, or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for Securities.

      4. Terms of Public Offering. The Sellers are advised by you that the International Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement, the ADS Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Securities are to be offered to the public initially at $[-] a Preferred Share ($[-] an ADS) (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $[-] a Preferred Share ($[-] an ADS) under the Public Offering Price, and that any International Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[-] a Preferred Share ($[-] an ADS), to any International Underwriter or to certain other dealers.

      5. Payment and Delivery. Payment for the Firm ADSs to be sold by each Seller shall be made to such Seller in federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several International Underwriters at 10:00 a.m., New York City time, on [-], 2004, or at such other time on the same or such other date, not later than [-], 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

            (a) Payment for any Additional ADSs shall be made to the Company and Comporte in federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several International Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [-], 2004, as shall be designated in writing by you.

            (b) The Firm ADSs and Additional ADSs shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm ADSs and Additional ADSs shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several International Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the International Underwriters duly paid, against payment of the Purchase Price therefor.

      6. Conditions to the International Underwriters' Obligations. The obligations of the Sellers to sell the Securities to the International Underwriters and the several obligations of the International Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that the Registration Statement and the ADS Registration Statement shall have become effective not later than [-] (New York City time) on the date hereof.

      The several obligations of the International Underwriters are subject to the following further conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                  (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's or Gol's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                  (ii) the representations and warranties of the Company, Gol and the Selling Shareholders contained in this Agreement shall remain true and correct; and

                  (iii) there shall not have occurred any change, or any
            development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of either the Company or Gol, from that set forth in the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

            (b) The International Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company and Gol, to the effect set forth in Section 6(a)(i) and (with respect to the Company and Gol) (ii) above and that each of the Company and Gol has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. Each of the officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

            (c) The International Underwriters shall have received on the Closing Date an opinion of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian outside counsel for each of the Company, Gol and Comporte, dated the Closing Date, to the effect that:

                  (i) each of the Company and Gol has been duly incorporated, is validly existing as a corporation in good standing under the laws of Brazil, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or in good standing would not, singly or in the aggregate, have a material adverse effect on either the Company or Gol;

                  (ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                  (iii) the Preferred Shares (including those to be sold by the
            Selling Shareholders) outstanding prior to the issuance of the Securities to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                  (iv) the Securities to be sold by the Company and Comporte have been duly authorized and, when issued, paid for and delivered in accordance with the terms of this Agreement and the Brazilian Underwriting Agreement, will be validly issued, fully paid and non-assessable, the issuance of such Securities will not be subject to any preemptive or similar rights that have not been effectively waived, or give rise to any registration rights relating to the Securities or any other securities of the Company other than as described in the Prospectus, and there are no restrictions on transfers of the Securities;

                  (v) this Agreement has been duly authorized by each of the
            Company, Gol and Comporte; and the Deposit Agreement has been duly authorized by the Company;

                  (vi) the execution and delivery by each of the Company, Gol and Comporte of, and the performance by each of the Company, Gol and Comporte of its obligations under, this Agreement and the Brazilian Underwriting Agreement will not contravene any provision of applicable law or the by-laws of either the Company, Gol or Comporte, or, to such counsel's knowledge, any agreement or other instrument binding upon any of the Company, Gol or Comporte that is material to any of the Company, Gol or Comporte, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over any of the Company, Gol or Comporte, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any of the Company, Gol or Comporte of its obligations under this Agreement and the Brazilian Underwriting Agreement, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Securities, (ii) such as may be required from the Central Bank and the CVM relating to the Deposit Agreement under Annex V of the CMN, (iii) from the CVM relating to the registration of the Company as a publicly-held company, the Brazilian Offering and the offering of the Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement, (iv) from the Central Bank relating to the payment of the fees, commissions and expenses contemplated by this Agreement and the Deposit Agreement and (v) such as may be required by the DAC, all of which have been obtained or will be duly obtained (except for those described in clause (i) and in clause (iv), specifically with respect to any payment outside of Brazil pursuant to Section 9 hereof)) prior to the Closing Date;

                  (vii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Deposit Agreement will not contravene any provision of applicable law or the by-laws of the Company, or, to such counsel's knowledge, any agreement or other instrument binding upon the Company that is material to the Company or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Deposit Agreement, except (i) such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Securities, (ii) such as may be required from the Central Bank and the CVM relating to the Deposit Agreement under Annex V of the CMN, (iii) from the CVM relating to the registration of the Company as a publicly-held company, the Brazilian Offering and the offering of the Securities as provided for in this Agreement and in the Brazilian Underwriting Agreement, (iv) from the Central Bank relating to the payment of the fees, commissions and expenses contemplated by this Agreement and the Deposit Agreement and (v) such as may be required by the DAC, all of which have been obtained or will be duly obtained (except for those described in clause (i) and in clause (iv), specifically with respect to any payment outside of Brazil pursuant to Section 9 hereof)) prior to the Closing Date;

                  (viii) the statements relating to legal matters, documents or proceedings included in the Prospectus under the captions "Legal Matters and Administrative Proceedings," "Description of Capital Stock" and "Underwriters" and (B) the Registration Statement in Items 6 and 7 to the extent such statements constitute summaries of legal matters, documents or proceedings referred to therein, in each case fairly summarize in all material respects such matters, documents or proceedings;

                  (ix) nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (x) to such counsel's knowledge, Gol possesses the
            governmental licenses necessary to conduct its commercial airline operations as described in the Prospectus and Gol is in compliance with the terms and conditions of all such governmental licenses, except where the failure to so comply would not, singly or in the aggregate, have a material adverse effect on either the Company or Gol; and all of the governmental licenses are valid and in full force and effect, except where the invalidity of such governmental licenses or the failure of such governmental licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on either the Company or Gol;

                  (xi) assuming that this Agreement is not executed and
            delivered in Brazil, no stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes, are payable to Brazil or any political subdivision or taxing authority hereof or therein (other than Brazilian tax payable by reason of the fact that its income generally is subject to tax in Brazil) by or on behalf of the International Underwriters in connection with (A) the deposit by the Company on its own behalf and on behalf of the Selling Shareholders with the Depositary of Preferred Shares against the issuance of ADRs evidencing the ADSs, (B) the sale and delivery by the Company on its own behalf and on behalf of the Selling Shareholders to or for the respective accounts of the International Underwriters of Securities, or (C) the sale and delivery outside Brazil by the International Underwriters of the Securities to the initial purchasers thereof in the manner contemplated herein, in each case except as described in the Prospectus;

                  (xii) upon payment to the Company and the Selling Shareholders for the Securities to be sold to the International Underwriters by the Company and the Selling Shareholders, respectively, pursuant to this Agreement, all right, title and interest in the Securities will be transferred to the International Underwriters free and clear of all security interests, claims, liens, equities or other encumbrances;

                  (xiii) to the best of such counsel's knowledge after
            discussions with the appropriate officers of each of the Company and Gol, there are no legal, arbitration or governmental proceedings pending or threatened to which either the Company or Gol is a party or to which any of the properties of either the Company or Gol is subject that could reasonably be expected to, singly or in the aggregate, have a material adverse effect on either the Company or Gol, except as described in the Prospectus; and

                  (xiv) each of the Company and Comporte owns, and on the
            Closing Date will own, the Securities to be sold by it free and clear of all security interests, claims, liens, equities or other encumbrances and has, and on the Closing Date will have, the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by it.

            (d) The International Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, outside counsel for the Company and Gol, dated the Closing Date, to the effect that:

                  (i) the statements relating to legal matters, documents or proceedings included in the Prospectus under the caption "Description of American Depositary Shares," in so far as such statements constitute summaries of legal matters, documents or proceedings, fairly summarize in all material respects such matters, documents or proceedings;

                  (ii) neither the Company nor Gol is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus neither will be, required to register as an investment company, under the Investment Company Act of 1940, as amended;

                  (iii) (A) the Registration Statement and the Prospectus
            (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) no facts have come to such counsel's attention which gave such counsel reason to believe that the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) no facts have come to such counsel's attention which gave such counsel reason to believe that the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (iv) this Agreement has been duly executed and delivered by each of the Company and Gol; and the Deposit Agreement has been duly executed and delivered by the Company;

                  (v) assuming the Deposit Agreement has been duly authorized by the Company and duly authorized, executed and delivered by the Depositary, the Deposit Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and, assuming the accuracy of, and compliance with, the representations, warranties and covenants made by the Selling Shareholders herein, upon due and authorized issuance by the Depositary of ADRs (including any master ADR issued in connection therewith) evidencing ADSs against the deposit of the Preferred Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement;

                  (vi) the deposit of the Preferred Shares, the issuance and sale of the ADRs being delivered on the Closing Date in respect thereof pursuant to the Deposit Agreement and the performance by the Company of its obligations in this Agreement and the Deposit Agreement, do not require any consent, approval, authorization, registration or qualification of or with any court or governmental agency of the United States or the State of New York except such as have been obtained or effected under the Securities Act or Exchange Act or in connection with the listing of the ADSs on the NYSE or as may be required under the Blue Sky laws of any jurisdiction in the United States in connection with the purchase and distribution of the ADRs by the International Underwriters (as to which such counsel need not express any comment or opinion); and

                  (vii) under the laws of the State of New York relating to
            submission to personal jurisdiction, each of the Company and Gol has, pursuant to Section 15 of this Agreement, submitted to the personal jurisdiction of any New York State or United States Federal court sitting in The City of New York in any action arising out of or relating to this Agreement, has to the fullest extent permitted by law waived any objection to the venue of a proceeding in any such court, and has appointed CT Corporation as its authorized agent for the purpose described in Section 15 hereof, and service of process effected on such agent in the manner set forth in Section 15 hereof will be effective to confer valid personal jurisdiction over the Company in any such action.

            (e) The International Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Selling Shareholders, dated the Closing Date, to the effect that:

                  (i) this Agreement and the Deposit Agreement have been duly authorized by BSSF, and each of this Agreement and the Deposit Agreement has been duly executed and delivered by or on behalf of each of the Selling Shareholders;

                  (ii) the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of the laws of the State of New York or the federal laws of the United States or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder that is governed by the laws of the State of New York or the federal law of the United States or, to such counsel's knowledge, any judgment, order or decree of any U.S. Federal or New York State governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any U.S. Federal or New York State governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Securities (as to which such counsel expresses no comment or opinion) or have been obtained or effected under the Securities Act or Exchange Act or in connection with the listing of the ADSs on the NYSE;

                  (iii) upon payment to the Selling Shareholders for the
            Securities to be sold to the International Underwriters by the Selling Shareholders pursuant to this

            Agreement, delivery of the Preferred Shares in the form of ADSs, as directed by the International Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such ADSs in the name of Cede or such other nominee and the crediting of such ADSs on the books of DTC to securities accounts of the International Underwriters (assuming that neither DTC nor any such International Underwriter has notice of any adverse claim within the meaning of
            Section 8-105 of the UCC to such ADSs), (A) DTC shall be a "protected purchaser" of such ADSs within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the International Underwriters will acquire a valid security entitlement in respect of such ADSs and (C) no action based on any "adverse claim" (within the meaning of Section 8-102 of the UCC) to such ADSs may be asserted against the International Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Shareholders may assume that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Depositary's ADS share registry in accordance with the Deposit Agreement, by-laws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several International Underwriters on the records of DTC will have been made pursuant to the UCC.

                  (iv) upon payment to the Selling Shareholders for the Shares to be sold to the International Underwriters by the Selling Shareholders pursuant to this Agreement, all right, title and interest in the Securities will be transferred to the International Underwriters free and clear of all security interests, claims, liens, equities or other encumbrances;

                  (v) nothing has come to the attention of such counsel that causes such counsel to believe that (A) the statements, schedules and data relating to the Selling Shareholders contained in the Registration Statement or the Prospectus at the time the Registration Statement became effective contained an untrue statement of a material fact relating to the Selling Shareholders or omitted to state a material fact relating to the Selling Shareholders required to be stated therein or necessary to make the statements therein not misleading or (B) the statements, schedules and data relating to the Selling Shareholders contained in the Prospectus as of its date or as of the Closing Date contained or contains an untrue statement of a material fact relating to the Selling Shareholders or omitted or omits to state a material fact relating to the Selling Shareholders necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (vi) under the laws of the State of New York relating to
            submission to jurisdiction, each of the Selling Shareholders has, pursuant to Section 15 of this Agreement, submitted to the personal jurisdiction of any New York State or United States Federal court sitting in The City of New York in any action arising out of or relating to this Agreement, has to the fullest extent permitted by law waived any objection to the venue of a proceeding in any such court, and has appointed CT Corporation, as its authorized agent for the purpose described in Section 15 hereof, and service of process effected on such agent in the manner set forth in Section 15 hereof will be effective to confer valid personal jurisdiction over such Selling Shareholder in any such action; the waiver by each Selling Shareholder pursuant to Section 15 hereof of any immunity to jurisdiction to which they may otherwise be entitled (including sovereign immunity and immunity from pre-judgment attachment, post-judgment attachment and execution) is legal, valid and binding under New York and federal law, subject to the limitations provided by the United States Foreign Sovereign Immunities Act of 1976.

            (f) The International Underwriters shall have received on the Closing Date an opinion of General Counsel for the Company and Gol, dated the Closing Date, to the effect that there are no legal, arbitration or governmental proceedings pending or threatened to which either the Company or Gol is a party or to which any of the properties of either the Company or Gol is subject that could reasonably be expected to, singly or in the aggregate, have a material adverse effect on either the Company or Gol, except as described in the Prospectus.

            (g) The International Underwriters shall have received on the Closing Date an opinion of [-], [in-house counsel] for BSSF, dated the Closing Date, to the effect that

                  (i) the execution and delivery by BSSF of, and the performance by BSSF of its obligations under, this Agreement will not contravene any provision of the organizational documents of BSSF or any agreement or other instrument binding upon BSSF or any judgment, order or decree of any governmental body, agency or court having jurisdiction over BSSF, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by BSSF of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Securities (as to which such counsel expresses no comment or opinion) or have been obtained or effected under the Securities Act or Exchange Act or in connection with the listing of the ADSs on the NYSE; and

                  (ii) BSSF owns, and on the Closing Date will own, the
            Securities to be sold by it free and clear of all security interests, claims, liens, equities or other encumbrances and has, and on the Closing Date will have, the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by it.

            (h) The International Underwriters shall have received on the Closing Date an opinion of Machado, Meyer, Sendacz e Opice, Brazilian counsel for the International Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(iv), 6(c)(v), 6(c)(viii) (but only as to the statements in the

      Prospectus under "Description of Capital Stock" and "Underwriters") and 6(c)(ix) above.

            (i) The International Underwriters shall have received on the Closing Date an opinion of Cleary, Gottlieb, Steen & Hamilton, counsel for the International Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(c)(viii) (but only as to the statements in the Prospectus under "Description of American Depositary Shares" and "Underwriters") and letter covering the matters referred to in 6(d)(iii) above.

                  With respect to Section 6(c)(ix) above, Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados and Machado, Meyer, Sendacz e Opice Advogados, with respect to Section 6(d)(iii) above, Shearman & Sterling LLP and Cleary, Gottlieb, Steen & Hamilton may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, Shearman & Sterling LLP may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in other documents and instruments; provided that (i) each such counsel for the Selling Shareholders is satisfactory to your counsel, (ii) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (iii) copies of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (iv) Shearman & Sterling LLP shall state in their opinion that they are justified in relying on each such other opinion.

            (j) The opinions of Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados and Shearman & Sterling LLP described in Sections 6(c), 6(d) and 6(e) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the International Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

            (k) Emmet, Marvin & Martin LLP, counsel for the Depositary, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect that:

                  (i) The Deposit Agreement has been duly and validly
            authorized, executed and delivered by the Depositary and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid, binding and enforceable agreement of the Depositary, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally and the application of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

                  (ii) When executed and delivered by the Depositary against the deposit of duly authorized, validly issued, fully paid and nonassessable Preferred Shares in accordance with the terms of the Deposit Agreement, the ADRs will be duly and validly issued and will entitle the registered holders thereof to the rights specified therein and in the Deposit Agreement; and

                  (iii) In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States.

            (l) The International Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the International Underwriters, from Ernst & Young Auditores Independentes S.S., independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            (m) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of Securities or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

            (n) The ADSs shall have been approved for listing on the NYSE, subject only to official notice of issuance.

            (o) The Preferred Shares shall have been approved for listing on the BOVESPA, subject only to official notice of issuance.

            The several obligations of the International Underwriters to purchase Additional ADSs hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs to be sold on such Option Closing Date and other matters related to the issuance of such Additional ADSs.

      7. Covenants of the Company. In further consideration of the agreements of the International Underwriters herein contained, the Company covenants with each International Underwriter as follows:

            (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and the ADS Registration Statement (including exhibits thereto) and for delivery to each other International

      Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and the ADS Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement or the ADS Registration Statement as you may reasonably request.

            (b) Before amending or supplementing the Registration Statement, the ADS Registration Statement, or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Securities, in the opinion of counsel for the International Underwriters, the Prospectus is required by law to be delivered in connection with sales by an International Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the International Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

            (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2005 that satisfies the provisions of
      Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (f) To use its best efforts to effect and maintain the listing of the Preferred Shares on the BOVESPA, to maintain the registration of the Company with the CVM and to maintain the registration of the ADR program with the Central Bank and the CVM.

            (g) To use its best efforts to effect the listing of the ADSs on the NYSE, including the filing with the NYSE of all required documents and notices for non-U.S. companies that have securities that are traded on the NYSE.

            (h) To file any documents or reports with respect to the Securities required to be filed with the CVM and the BOVESPA in the time period required for such filing.

            (i) To use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

            (j) To furnish to the holders of the ADSs, directly or through the Depositary, with a copy to the Representative, (A) after the end of each fiscal year, an annual report (in English) that will include a review of operations and annual audited consolidated financial statements (including consolidated balance sheets, statements of income, statements of change in shareholders' equity and statements of cash flow) with an opinion by an independent accountant and prepared in conformity with U.S. GAAP; and (B) after the end of each of the first three quarterly periods of each fiscal year, unaudited consolidated financial information prepared in accordance with U.S. GAAP, equivalent in substance to the information that would be required to be filed on Form 10-Q, if the Company were required to file quarterly reports on Form 10-Q.

            (k) To publish an earnings release reporting financial results prepared in accordance with U.S. GAAP (i) no later than the publishing of an earnings release reporting financial results for the corresponding period prepared in accordance with generally accepted accounting principles in Brazil and (ii) that has a level of detail substantially similar to such earnings release prepared in accordance with generally accepted accounting principles in Brazil.

      8. Expenses. Regardless of whether the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and Gol agree to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and Gol's counsel, the Company's and Gol's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, (iii) all expenses and taxes incident to (A) the deposit by the Sellers of the Preferred Shares with the Depositary and the issuance and delivery of the ADRs evidencing the ADSs in exchange therefor by the Depositary to the Sellers, (B) the sale and delivery of the ADSs by the Sellers to or for the account of the International Underwriters and (C) the sale and delivery outside Brazil of the ADSs by the International Underwriters to each other and the initial purchasers thereof in the manner contemplated herein, including, in any such case, any Brazilian income, capital gains, withholding transfer or other tax (but excluding any brokerage fee and any Brazilian income tax on capital gains from the sale of the Securities and on the income of any International Underwriter whose net income is subject to tax by Brazil) asserted against an International Underwriter by reason of the purchase and sale of any Securities pursuant to this Agreement or the Agreement Between Underwriters, including without limitation any taxes referred to in Section 1(pp) above, (iv) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under securities laws of various jurisdictions as provided in
Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (v) all filing fees incurred in connection with the review and qualification of the offering of the Securities by the NASD, Inc., (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Preferred Shares and all costs and expenses incident to listing the Securities on the NYSE and other national securities exchanges and the BOVESPA and other foreign stock exchanges and the registration of the Securities with the CVM, (vii) the cost of printing certificates representing the Securities, (viii) the costs and charges of any transfer agent, registrar or depositary, including the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement, other than the fees and expenses to be paid by holders of ADRs (other than the International Underwriters in connection with the initial purchase of the Securities), (ix) the costs and expenses of the Company and Gol relating to travel and lodging expenses of the representatives and officers of the Company and Gol and one-half of the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with preparing this Agreement, the Agreement Between Underwriters, the Deposit Agreement and any other documents in connection with the offering, purchase and sale of the Securities and (xi) all other costs and expenses incident to the performance of the obligations of the Company and Gol hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution",
Section 10 entitled "Directed Share Program Indemnification" and Section 12(b) below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

      The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

      9. Indemnity and Contribution. (a) The Company and Gol, jointly and severally, agree to indemnify and hold harmless each International Underwriter, each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement, the ADS Registration Statement or any amendments thereto, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or Gol shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any International Underwriter furnished to the Company or Gol in writing by such International Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any International Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such International Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such International Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company or Gol with
Section 7(a) hereof.

            (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each International Underwriter, each person, if any, who controls the Company, Gol or any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or any amendment thereto, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or Gol shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price (less any concession under Section 4) of the Shares sold by such Selling Shareholder under this Agreement.

            (c) Each International Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either
      Section 15 of the Securities Act or Section 20 of the

      Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c) such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all International Underwriters and all persons, if any, who control any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any International Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the International Underwriters and such control persons and affiliates of any International

      Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the International Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Sellers on the one hand and the International Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the International Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The International Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

            (f) The Sellers, Gol and the International Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
      Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

            (g) The indemnity and contribution provisions contained in this
      Section 9 and the representations, warranties and other statements of the Company, Gol and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any International Underwriter, any person controlling any International Underwriter or any affiliate of any International Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

      10. Directed Share Program Indemnification. (a) The Company and Gol, jointly and severally, agree to indemnify and hold harmless Morgan Stanley and its affiliates, within the meaning of Rule 405 under the Securities Act, and each person, if any, who controls Morgan

Stanley or its affiliates within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("MORGAN STANLEY ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of either the Company or Gol for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or
(iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

            (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company or Gol in writing, and the Company or Gol, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company or Gol may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company or Gol shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include the Company or Gol on the one hand and the Morgan Stanley Entity on the other hand and representation of both such parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Neither the Company nor Gol shall, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. Neither the Company nor Gol shall be liable for any settlement of any proceeding effected without their written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company and Gol agree to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested either the Company or Gol to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, each of the Company and Gol agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company or Gol of the aforesaid request and (ii) neither the Company nor Gol shall have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. Neither the Company nor Gol shall, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

            (c) To the extent the indemnification provided for in Section 10(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each of the Company and Gol, in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities
      (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Gol on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or
      (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company and Gol on the one hand and of the Morgan Stanley Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Gol on the one hand and of the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares bear to the aggregate Public Offering Price of the Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company and Gol on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or Gol or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (d) Each of the Company and Gol and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Morgan Stanley Entity at law or in equity.

            (e) The indemnity and contribution provisions contained in this
      Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company or Gol, the officers or directors of the Company or Gol or any person controlling the Company or Gol and (iii) acceptance of and payment for any of the Directed Shares.

      11. Termination. The International Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Sao Paulo Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Brazil shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U. S. Federal, New York State or Brazilian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

      12. Effectiveness; Defaulting International Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            (a) If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the International Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities that such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on such date, the other International Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in
      Schedule II bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting International Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any International Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Securities without the written consent of such International Underwriter. If, on the Closing Date, any International

      Underwriter or International Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Firm ADSs to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting International Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any International Underwriter or International Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased on such Option Closing Date, the non-defaulting International Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional ADSs to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional ADSs that such non-defaulting International Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

            (b) If this Agreement shall be terminated by the International Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the International Underwriters or such International Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such International Underwriters in connection with this Agreement or the offering contemplated hereunder.

      13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

      15. Submission to Jurisdiction; Appointment of Agent for Service. (a) Each of the Company and the Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, the Deposit Agreement, the ADS Registration Statement or the offering of the Preferred Shares or the ADSs. Each of the Company and the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company or any such Selling Shareholder, as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

            (b) Gol irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that Gol has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, Gol irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

            (c) Each of the Company, Gol and the Selling Shareholders hereby irrevocably appoints CT Corporation, with offices at 111 Eighth Ave., New York, New York 10011 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Company, Gol and the Selling Shareholders waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company, Gol and the Selling Shareholders represents and warrants that such agent has agreed to act as the Company's, Gol's and the Selling Shareholders' agent for service of process, and each of the Company, Gol and the Selling Shareholders agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

      16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the International Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company, Gol or the Selling Shareholders, as the case may be, with respect to any sum due from it to any International Underwriter or any person controlling any International Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such International Underwriter or controlling person of any sum in such other currency, and only to the extent that such International Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such International Underwriter or controlling person hereunder, the Company, Gol and the Selling Shareholders agrees as a separate obligation and notwithstanding any such judgment, to indemnify such International Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such International Underwriter or controlling person hereunder, such International Underwriter or controlling person agrees to pay to the Company, Gol or any Selling Shareholder, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such International Underwriter or controlling person hereunder.

      17. Taxes. All payments to be made by the Company, Gol and the Selling Shareholders under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies or imposts by Brazil or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, "TAXES"). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company, Gol and the Selling Shareholders will increase the amount paid so that the full amount of such payment is received by the International Underwriters.

      18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                          Very truly yours,


                                          Gol Linhas Aereas Inteligentes S.A.


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                          Gol Transportes Aereos S.A.


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                          BSSF Air Holdings LLC


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:


                                          Comporte Participacoes S.A.


                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:


Accepted as of the date hereof

Morgan Stanley & Co. Incorporated

Acting on behalf of itself and the
   several International Underwriters
   name in Schedule II hereto.

By:   Morgan Stanley & Co. Incorporated

By:
   -----------------------------
Name:
Title:

                                   SCHEDULE I

                                           NUMBER OF FIRM ADSS TO
           SELLING SHAREHOLDER                     BE SOLD
BSSF Air Holdings LLC...................

Comporte Participacoes S.A..............




                                           ----------------------

                                           ----------------------

Total:..................................

                                   SCHEDULE II

                                                                  NUMBER OF
                                                                  FIRM ADSS
               INTERNATIONAL UNDERWRITER                          PURCHASED
Morgan Stanley & Co. Incorporated

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated

J.P. Morgan Securities Inc.

Raymond James & Associates, Inc.

UBS Securities LLC
                                           ----------------------

                                           ----------------------

Total:..................................

                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]

                                                          ________________, 2004


Morgan Stanley & Co. Incorporated
   1585 Broadway
   New York, NY  10036

Dear Sirs and Mesdames:

      The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Gol Linhas Aereas Inteligentes S.A., a Brazilian corporation (sociedade anonima) (the "Company") and Gol Transportes Aereos S.A. ("Gol"), providing for the public offering (the "Public Offering") by the several International Underwriters, including Morgan Stanley (the "International Underwriters"), of 33,050,000 non-voting preferred shares (acoes preferenciais) of the Company, all of which shall be deposited and delivered in the form of American Depositary Shares as provided in the Underwriting Agreement (the "Securities").

      To induce the International Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the International Underwriters, it will not, during the period commencing on the date hereof and ending [180/365] days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities or any securities convertible into or exercisable or exchangeable for Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Securities or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of shares of Securities or any security convertible into Securities as a bona fide gift or gifts, (c) distributions of shares of Securities or any security convertible into Securities to limited partners or stockholders of the undersigned, (d) the Securities to be sold hereunder or under the Brazilian Registration Statement or (e) the exchange of the Preferred Shares for ADRs, so long as the holder thereof remains the owner of such ADSs and the ADRs evidenced thereby; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) the undersigned shall not be required to, and shall not voluntarily, file a report under Section 16(a) of the Securities Exchange Act of 1934, reporting a reduction in beneficial ownership of shares of Securities during the restricted period referred to in the foregoing sentence. [In addition, the foregoing restrictions shall not apply to (A) offers, sales, assignments or transfers of Securities made to corporations, partnerships, limited liability companies or other entities to the extent such entities are wholly-owned by such Seller, so long as each transferee agrees in writing to be bound by the restrictions set forth herein, (B) the pledge of Securities to third parties in connection with financing arrangements, so long as any such third party agrees in writing to be bound by the restrictions set forth herein; and (C) the distribution of Securities by such Seller to its owners of record as of the date hereof, so long as each transferee agrees in writing to be bound by the restrictions set forth herein.]1 In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the International Underwriters, it will not, during the period commencing on the date hereof and ending [180/365] days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Securities or any security convertible into or exercisable or exchangeable for Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Securities except in compliance with the foregoing restrictions.

      If:

      (1) during the last 17 days of the [180/365]-day restricted period the Company issues a earnings release; or

      (2) prior to the expiration of the [180/365]-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the [180/365]-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release.

      The undersigned understands that the Company and the International Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.


--------
1     For lock-up letters for the Selling Shareholders only.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, Gol and the International Underwriters.

                                                Very truly yours,

                                                --------------------------------
                                                (Name)

                                                --------------------------------
                                                (Address)